CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), dated this 1st day of June 2011, (the “Effective Date”) is by and between Colombia Clean Power & Fuels, Inc., a Nevada corporation (hereinafter referred to as the “Company”), and Daniel F. Carlson, an individual residing in the State of California (hereinafter referred to as the “Service Provider”).

Recitals:

A.          The Company had previously engaged the Service provider as the Chief Financial Officer of the Company and had entered into an employment agreement dated July 1, 2010, as amended (the “Employment Agreement”) under which the Service Provider provided services to the Company as an employee.

B.          Effective May 1, 2011, the Company engaged a new Chief Financial Officer and the Service Provider ceased providing services as the CFO.

C.          The Company desires to terminate the Employment Agreement and to enter into this consulting arrangement with the Service Provider to provide certain consulting services for the Company as set forth in this Agreement.

D.          The Service Provider is in the business of providing such consulting services and has agreed to provide the services on the terms and conditions set forth in this Agreement.

E.          The Service Provider is also a director of the Company and it is intended that the compensation paid to the Service Provider as set forth herein will compensate him for the services provided as a director.

NOW, THEREFORE, in consideration of the faithful performance of the obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Service Provider and the Company hereby agree as follows.

1.           Engagement.  The Company hereby engages the Service Provider, and the Service Provider hereby accepts the engagement, to provide certain consulting services for the Company subject to and in compliance with the terms and conditions of this Agreement.  At the request of the Company, the Service Provider shall serve on and chair the compensation committee of the Board of Directors.

2.           Term of Service. The Company hereby retains the Service Provider for a period of two (2) years beginning as of the Effective Date and continuing until and through May 31, 2013, unless further extended or sooner terminated as provided in Section 7 below (the “Term”).  Any extended term shall be “at will” and may be terminated at any time with or without cause by either party.  The Term and any extension thereof shall be referred to herein as the “Consulting Period.”

3.           Services to Be Provided.

a.           Services.  During the Consulting Period the Service Provider shall provide the following services to the Company (the “Services”):

(i)           Furnish those services customarily provided by an investor relations consultant to a public company;
(ii)          Aid the new CFO during a transition period in his duties and obligations as the chief financial and accounting officer of the Company;
(iii)         Develop a compensation package for employees and others retained by the Company who are U.S. citizens but who will be performing services for the Company in the Republic of Colombia or elsewhere outside of the U.S.;
(iv)         Aid and assist the Company in the Company’s efforts to secure investment banking relations;
(v)          Aid and assist the Company in its efforts to secure additional financing for the Company’s operations;
(vi)         Attend and provide to the Company information on industry conferences; and
(vii)        Provide such additional services to which the parties may agree in writing.

b.           Manner of Services Provided.  The Service Provider agrees that the Services will be rendered in a “workmanlike manner,” consistent with the manner of performance by other consultants providing the same or similar services as being rendered hereunder.  The Service Provider shall coordinate all Services performed under this Agreement with the Chairman.

4.           Devotion of Time.  During the Consulting  Period, the Service Provider shall expend adequate working time to perform the Services; shall devote his reasonable commercial efforts, energy and skill to the services of the Company and the promotion of its interests; and shall not take part in activities detrimental to the best interests of the Company.  Nothing in this Agreement shall preclude the Service Provider during the term of this Agreement from engaging, directly or indirectly, in any business activity which is not competitive with the then existing business of the Company; provided that nothing in this Agreement shall prohibit the Service Provider from providing services to LIFE Power & Fuels, LLC or any of its affiliates.

5.           Service Provider Not a Broker-Dealer.  The Company acknowledges that the Service Provider is not licensed as a broker-dealer under applicable federal and state securities laws.  Consequently, none of the investor relations or other Services hereunder are intended to be those of a broker-dealer.

6.           Compensation.  In consideration for services provided by the Service Provider to the Company as a consultant and as a member of the Board of Directors, the Company shall provide the following compensation to Service Provider:

a.           Compensation as a Service Provider.  In consideration of the Services to be rendered hereunder, the Company agrees to pay the Service Provider a fee of $2,500 per month during the Term of this Agreement.  The fee shall be paid to Service Provider on a monthly basis as determined by the Company.  Fees earned during any partial month shall be adjusted on a pro rata basis by the number of days during such month.

b.           Compensation as a Director.  So long as the Service Provider shall serve as a director of the Company, the Company shall pay him a director’s fee of $1,500 per month for all services provided as a director of the Company, including attendance at regular or special meetings of the Board of Directors, but excluding out-of-pocket expenses incurred by the Service Provider for travel or other related expenses as a director.

c.           Reimbursable Expenses.  The Company agrees to reimburse the Service Provider for all direct expenses authorized by the Company incurred during the Term of this Agreement and related to providing the Services.  The Service Provider shall submit invoices for such expenses and shall provide such supporting information and documentation as the Company may reasonably request in accordance with Company policy and the requirements of the Internal Revenue Code.  The Company shall pay such invoices within ten (10) days of receipt.

d.           Bonus.  Upon successful completion of the Company’s Series A Preferred Stock equity financing and receipt by the Company of gross proceeds of at least $20,000,000, the Company shall pay a bonus of $50,000 to the Service Provider.

7.           Termination and Extension. The Term shall be sooner terminated or further extended under the following circumstances:

a.           Termination for Cause. The Company shall be entitled, with or without prior notice, to terminate this Agreement for cause, in which case no consulting fees or other compensation payable pursuant to Section 6(a) (other than such fees that have already been earned by Service Provider) shall be payable to Service Provider after such termination. “Cause” means Service Provider’s (i) gross negligence in the performance or non-performance of any material duties to the Company; (ii) commission of any material criminal act or fraud or of any act that affects adversely the reputation of the Company; (iii) habitual neglect of his duties that he is required to perform under this Agreement; (iv) dishonesty; or (v) gross misconduct.  Such termination shall not prejudice any other remedy under law or equity of the Company and the failure of the Company to terminate Service Provider when cause exists shall not constitute the waiver of the Company’s right to terminate this Agreement at a later time.  Termination under this Section shall be considered “for cause” for purposes of this Agreement.

b.             Extension of Term. The initial Term may be further extended with the express authorization of the Company’s Board of Directors and Service Provider. Any extended term may be terminated at any time at the will of the Board of Directors, with or without cause.

c.             Mutual Consent.  The parties hereto may mutually agree to terminate this Agreement at any time subject to such terms and conditions as to which the parties shall agree in writing.

8.           Confidential Information.  Service Provider recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition of the Company, its systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of the Company or which are sufficiently secret to derive economic value from not being disclosed (hereinafter “Confidential Information”) may be made available or otherwise come into the possession of the Service Provider by reason of this engagement with the Company.  Accordingly, the Service Provider agrees that neither he nor any agent, employee, or representative will (either during or after the term of this Agreement) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to his, its or their personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Company.  The parties hereto agree that the provisions of this Section shall not apply with respect to any information that the Service Provider can document (i) is or becomes (through no improper action or inaction by the Service Provider or any affiliate, agent, consultant or employee) generally available to the public, or (ii) was in its possession or known by it without any limitation on use or disclosure prior to the Effective Date.  Service Provider shall, upon termination of this engagement, return to the Company, and shall cause his agents, employees, and representatives to return to the Company, all documents which reflect Confidential Information (including copies thereof).  Notwithstanding anything heretofore stated in this paragraph, the Service Provider’s obligations under this Agreement shall not, after termination of Service Provider’s engagement with the Company, apply to information which has become generally available to the public without any action or omission of the Service Provider (except that any Confidential Information which is disclosed to any third party by an employee or representative of the Company who is authorized to make such disclosure shall be deemed to remain confidential and protectable under this provision).

9.           Trading Practices.  So long as the Service Provider is in possession of any material non-public information of the Company, the Service Provider shall not, directly or indirectly engage in the purchase or sale the common stock of the Company; provided that Service Provider may sell shares under a 10b5-1 plan during such period.  In addition, the Service Provider agrees to comply with any trading policies hereafter adopted by the Company applicable to management, employees, or consultants to the Company.  During the Term of this Agreement, and for a period of one year after the termination of this Agreement, the Service Provider shall not, directly or indirectly, engage in any short selling activities of the common stock of the Company.

10.         Indemnification of Service Provider.

a.           Indemnification.  The Company covenants and agrees to defend, indemnify and hold harmless the Service Provider from and against any damages (including reasonable attorneys’, accountants’, and experts’ fees, disbursements of counsel, and other related costs and expenses) arising out of or resulting from: (A) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement; or (B) the failure by the Company to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement.

b.           Third Party Claims.

(i)           If any party entitled to be indemnified pursuant to Paragraph (a) of this Section (an “Indemnified Party”) receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any actual or threatened claim, action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any governmental entity or arbitrator and an appeal from any of the foregoing (any such claim or Action being referred to herein as an “Indemnifiable Claim”) with respect to which another party hereto (an “Indemnifying Party”) is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the “Claim Notice”) of the Indemnifiable Claim; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any damages directly resulted or were caused by such failure.

(ii)          The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that (A) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (Bi) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party’s consent.  So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld.

(iii)         If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle, or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

c.           Indemnification Non-Exclusive.  The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

11.         Independent Contractor.  Service Provider agrees that in performing this Agreement, he is acting as an independent contractor and not as an employee, representative, or agent of the Company and shall provide all facilities and equipment necessary to fulfill his obligations hereunder.  As an independent contractor, the Service Provider shall make no representation as an agent or employee of the Company, shall have no authority to bind the Company or incur other obligations on behalf of the Company, and shall not be eligible for any benefits which the Company may provide to its employees.  Likewise, the Company shall have no authority to bind or incur obligations on behalf of the Service Provider.  All persons hired or retained by Service Provider to perform this Agreement, including, but not limited to, his employees, representatives, and agents, shall be employees or contractors of the Service Provider and shall not be construed as employees or agents of the Company in any respect.  The Service Provider shall be responsible for all taxes, insurance and other costs and payments legally required to be withheld or provided in connection with Service Provider’s performance of this Agreement, including without limitation, all withholding taxes, worker’s compensation insurance, and similar costs.  The Service Provider shall abide by all laws, rules, and regulations pertaining to the Services to be provided hereunder.

12.         Miscellaneous Provisions.

a.           Notice.  All notices required or permitted hereunder shall be in writing and shall be deemed effective: (i) upon personal delivery; (ii) in the case of delivery by mail within the continental United States, on the fourth (4th) business day after such notice or other communication shall have been deposited in the mail, postage prepaid, return receipt requested; (iii) when sent by either facsimile or email at the applicable facsimile number or email address set forth below upon confirmation of transmission or receipt of mailing; or (iv) in the case of delivery by internationally recognized overnight delivery service, when received, addressed as follows:

If to the Company to:
181 3rd Street
Suite 150-B
San Rafael, CA 94901
Attn:  Chief Executive Officer
FAX:
Email:

With a copy (which shall not constitute notice) to:
Ronald N. Vance
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT  84095
FAX:  (801) 446-8802
Email: ron@vancelaw.us

If to the Service Provider, to:
Daniel F. Carlson
38 Hunter Creek Road
Fairfax, CA  94930
FAX:
Email: danielcarlson@comcast.net

or to such other address or addresses, facsimile number or numbers, or email address or addresses as either party shall designate to the other in writing from time to time by like notice.

b.           Entire Agreement; Modification; Waiver.  This Agreement constitutes the entire agreement between or among the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.  No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties or the applicable parties to be bound by such amendment.  No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.  No waiver will be binding unless executed in writing by the party making the waiver.  Notwithstanding the foregoing, the parties hereto expressly terminate the Employment Agreement effective May 1, 2011, and the Service Provider expressly waives any right to any Termination Payment (as defined in the Employment Agreement) as provided in Section 13(b) of the Employment Agreement or otherwise and to any performance compensation as provided in Section 6(b) of the Agreement.

c.           Survival of Covenants, Etc.  All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect for a period of two years from the termination date of this Agreement, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the indemnifying party during such period.

d.           Assignment.  This Agreement, as it relates to the engagement of the Service Provider, is a personal contract and the rights and interests of the Service Provider hereunder may not be sold, transferred, assigned, pledged or hypothecated, without the prior written consent of the Company, which consent may be withheld for any reason.

e.           Binding on Successors.  This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective successors, and assigns.

f.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and to be performed in such State, without reference to the choice of law principals thereof.

g.           Arbitration.  In the event of any dispute, claim, question, or disagreement arising from or relating to this Agreement or the breach thereof, the parties hereto shall use their best efforts to settle the dispute, claim, question, or disagreement.  If the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Procedures before resorting to arbitration, litigation, or some other dispute resolution procedure.  Any unresolved controversy or claim arising from or relating to this contract or breach thereof shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If all parties to the dispute agree, a mediator involved in the parties’ mediation may be asked to serve as the arbitrator.  The arbitrator selected by the claimant and the arbitrator selected by respondent shall, within ten days of their appointment, select a third neutral arbitrator. In the event that they are unable to do so, the parties or their attorneys may request the American Arbitration Association to appoint the third neutral arbitrator. Prior to the commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality. The place of arbitration shall be the City of San Francisco, State of California.  The prevailing party shall be entitled to an award of reasonable attorney fees.  Each party shall bear its own costs and expenses and an equal share of the arbitrators’ and administrative fees of arbitration.  Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

h.           Preliminary Relief.  Either party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either party also may, without waiving any remedy under this agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy).

i.           Rights Are Cumulative.  The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law.  No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

j.           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties if the essential terms and conditions of this Agreement for each party remain valid, binding and enforceable.

k.           Drafting.  This Agreement was drafted with the joint participation of the parties and/or their legal counsel.  Any ambiguity contained in this Agreement shall not be construed against any party as the draftsman, but this Agreement shall be construed in accordance with its fair meaning.

l.           Headings.  The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

m.           Number and Gender.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine, and neuter.

n.           Counterparts; Facsimile Execution.  This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.  Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or email also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

o.           Full Knowledge.  By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto, thereunto duly authorized, has executed this Agreement the respective day and year set forth below.

COMPANY:	Colombia Clean Power & Fuels, Inc.

Date: May 31, 2011	By	/s/ Edward P. Mooney
Edward P. Mooney, CEO

SERVICE PROVIDER:

Date: May 31, 2011	/s/ Daniel F. Carlson
Daniel F. Carlson, as an individual